Exhibit 99.2
                        UNOCAL THIRD QUARTER 2003 SUMMARY
     For reconciliation refer to the Earnings Release and Table titled "Net
          Earnings and Adjusted After-Tax Earnings by Business Segment"

Total Reported Third Quarter 2003 Net Earnings             $    152  $.58/ Share
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Special Items
Gain on Sale of Tom Brown Stock                                 (23)
Impairment of Assets held for sale                               32
Environmental & Litigation Provisions                            23
Restructuring Charge                                              6
Third Quarter 2003 Adjusted Earnings                       $    190  $.72/ Share
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First Call Consensus dated October 27, 2003 Per Share                $.68/ Share
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                                                          $ Million
                                                          ----------
Second Quarter 2003 Adjusted Earnings                           191  $.73/ Share
Variances

         Lower 48 United States                                  15
         Higher Liquids Prices  6
         Lower Expenses - Cash 11, Non Cash 4
         Lower Prod. (1),  All Other (5)

         Alaska - Higher Liq. Prices 2,                          (2)
         Timing of Liftings (3), Other (1)

         Canada - Gain on sale of Tar Sands +7                    9
         All Other +2

         International E&P                                       (9)
         Higher Prices; Liquids +9,  Gas +6,
         Lower Production (7), Timing of Crude lifting (12)
         Higher Tax Rate (2),  All Other (3)

         Oil & Gas Marketing (Trade)                             (1)

         Midstream                                               (1)

         Geothermal - Improved Salak Results  +10                12
         Thai Power Results +3, Philippines results (1)

         Corporate & Other -                                    (24)
         Higher Net Interest - (4)
         Minerals Results  (7)
         Higher Environmental & Litigation Expense (13)


Third Quarter 2003 Adjusted Earnings                        $   190  $.72/ Share
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